UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2026

QUALITY INDUSTRIAL CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-56239	35-2675388
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

505 Montgomery Street, San Francisco, CA	94111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 706-0806

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 Material Modification to Rights of Security Holders.

On October 2, 2026, Quality Industrial Corp., a Nevada corporation (the “Company”), filed the Second Amended and Restated Articles of Incorporation of the Company (the “Second Amended and Restated Articles”) with the Secretary of State of the State of Nevada.

The Second Amended and Restated Articles were approved by the Company’s Board of Directors (the “Board”) by unanimous written consent on August 26, 2026 and by written consent on August 31, 2026 of Fusion Fuel Green PLC, the holder of approximately 51.9% of the Company’s voting power, pursuant to Sections 78.320 and 78.390 of the Nevada Revised Statutes. The Company’s definitive Information Statement on Schedule 14C was first mailed to stockholders on or about September 11, 2026, and the Second Amended and Restated Articles became effective upon filing.

The Second Amended and Restated Articles amend and restate in their entirety the Company’s Amended and Restated Articles of Incorporation filed with the Nevada Secretary of State on October 5, 2011, as subsequently amended (the “Prior Articles”). The material modifications described below affect the rights of holders of the Company’s common stock, par value $0.001 per share (“common stock”), which is registered under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

●	The authorized common stock was increased from 450,000,000 shares to 1,000,000,000 shares. The Company’s authorized preferred stock, par value $0.001 per share, remains 1,000,000 shares, and the Series B Convertible Preferred Stock designated pursuant to the Certificate of Designation filed with the Nevada Secretary of State on September 23, 2024 continues as a series of the preferred stock authorized under the Second Amended and Restated Articles. The increase does not change the terms of outstanding common stock but gives the Company the ability to issue additional common stock, which could dilute the ownership and voting interests of existing stockholders and may place downward pressure on the trading price of the common stock.

●	Unlike the Prior Articles, the Second Amended and Restated Articles authorize the Company’s Board of Directors to authorize and consummate a sale, lease or exchange of all or substantially all of the Company’s property and assets without the vote, authorization, consent or approval of stockholders, notwithstanding Section 78.565 or any other provision of Nevada law. This provision may materially reduce or eliminate stockholders’ ability to approve or disapprove a future transaction involving all or substantially all of the Company’s assets.

●	The Prior Articles’ limitation of liability was expanded from directors to directors and officers, so that, to the fullest extent permitted by Nevada law, no director or officer will be personally liable to the Company or its stockholders for damages resulting from an act or failure to act in that capacity. This change may make it more difficult for the Company or stockholders to recover monetary damages from directors and officers.

●	The Prior Articles did not contain provisions relating to indemnification of directors, officers, employees, and agents. The Second Amended and Restated Articles require indemnification, provide for advancement of expenses upon receipt of an undertaking to repay if ultimately not entitled to indemnification, permit the Company to purchase insurance for directors, officers, employees and agents, and provide that those rights are non-exclusive. These provisions provide broader charter-level protection and may require the Company to advance expenses or provide indemnification in covered proceedings, while assisting with the recruitment and retention of qualified personnel.

●	The Prior Articles did not contain an exclusive forum provision. Under the Second Amended and Restated Articles, certain derivative, fiduciary-duty, Nevada corporate statute, charter, bylaw and internal-affairs claims must be brought exclusively in the Eighth Judicial District Court of Clark County, Nevada, or, if that court lacks subject matter jurisdiction, another Nevada state court of competent jurisdiction, unless the Company consents in writing to another forum. Claims under the Securities Act of 1933, as amended, and the Exchange Act are excluded. This change may reduce duplicative litigation and promote application of Nevada law, but may limit a stockholder’s ability to bring covered claims in another forum.

●	The Prior Articles did not contain an opt-out from Sections 78.378 through 78.3793 of the Nevada Revised Statutes. Under the Second Amended and Restated Articles, the Company has elected not to be governed by those provisions. This change removes statutory restrictions that could otherwise limit voting rights of shares acquired in a control-share acquisition, which may facilitate acquisitions of significant voting power but could reduce protections available to non-acquiring stockholders.

●	The Prior Articles did not contain a corporate opportunity waiver. Under the Second Amended and Restated Articles, to the fullest extent permitted by Section 78.070(8) of the Nevada Revised Statutes, the Company renounced any interest or expectancy in business opportunities presented to its stockholders, directors, officers or their affiliates, subject to an exception for an opportunity offered to a director or officer solely in that capacity that the Company is legally and contractually permitted to undertake, would otherwise be reasonable for the Company to pursue, and that the director or officer may refer to the Company without violating a legal obligation. This change may limit the circumstances in which those persons or their affiliates must present business opportunities to the Company, and could result in certain opportunities not being offered to the Company.

The foregoing description of the Second Amended and Restated Articles is qualified in its entirety by reference to the full text of the Amended Articles, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
3.1	Second Amended and Restated Articles of Incorporation of Quality Industrial Corp. filed with the Secretary of State of the State of Nevada on October 2, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 5, 2026	QUALITY INDUSTRIAL CORP.

/s/ Carsten Kjems Falk
	Name:	Carsten Kjems Falk
	Title:	Chief Executive Officer